Exhibit 99.1

LEASING FUND
ELEVEN LLC
ANNUAL REPORT
2005

ICON Leasing Fund Eleven, LLC
- 2005 Annual Portfolio Overview -

Dear Member of ICON Leasing Fund Eleven, LLC:
 ICON Leasing Fund Eleven, LLC (“Fund Eleven”) raised $107,098,765 from its initial offering on April 21, 2005 through December 31, 2005. As of December 31, 2005, Fund Eleven had 107,099 member shares outstanding.
 In 2005, Fund Eleven commenced acquiring equipment subject to lease. Fund Eleven’s portfolio will be comprised of two lease categories: growth leases, where the rental cash flows have been assigned or pledged to a lender; and income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Fund Eleven to retain an interest in the future value of the equipment on a leveraged equity basis. Fund Eleven’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Eleven’s initial cash investment.
 Cash generated from these investments will facilitate Fund Eleven’s distributions to its members and over time is expected to lead to acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to members.
 Fund Eleven’s Operating Period is anticipated to continue for a period of five years from the closing of the offering – unless extended. Following its Operating Period, Fund Eleven will enter its “Liquidation Period” during which time equipment is sold in the ordinary course of business.
Investments and commitments during the reporting period
 Fund Eleven acquired numerous types of equipment during the fourth quarter of 2005. Fund Eleven’s acquisitions consisted of both direct investments and indirect investments through joint ventures with its affiliates. Presently, Fund Eleven’s portfolio consists of the following:
Income Leases
• State-of-the-art telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”), starting in January 2006. Global Crossing is an Internet protocol based telecommunications provider that delivers voice, video and data services to its customers. In November 2005, Fund Eleven, along with two affiliates, ICON Income Fund Ten, LLC (“Fund Ten”), and ICON Income Fund Eight A L.P. (“Fund Eight A”) formed a joint venture with ownership interests of 44%, 44% and 12%, respectively to purchase the equipment. Fund Eleven acquired its ownership interest for approximately $7,670,000 in cash.
• Industrial gas meters and data logging equipment subject to a lease with EAM Assets Ltd. through 2013. EAM Assets Ltd. is a meter asset manager that is responsible for maintaining industrial gas meters in the United Kingdom (UK). In November 2005, Fund Eleven acquired the equipment through a joint venture with Fund Ten. Fund Eleven purchased its 50% ownership interest in the equipment for approximately $5,608,000 in cash.
• Digital Audio/ Visual Entertainment Systems leased to AeroTV Ltd. expiring in 2008. AeroTV Ltd. is a UK provider of on board digital audio/visual systems for airlines, rail and coach operators. In December 2005, Fund Eleven acquired a 50% interest in this equipment, through a joint venture with Fund Ten. The cash purchase price for Fund Eleven’s 50% ownership interest was approximately $2,788,000.

Investments and other activities subsequent to the reporting period
• In March 2006, Fund Eleven acquired substantially all of the equipment leasing portfolio of Clearlink Capital Corporation (“Clearlink”), a financial services provider based in Mississauga, Ontario, Canada for approximately CDN$175,000,000 (approximately $150,000,000) in cash and the assumption of non-recourse debt and other obligations related thereto. The equipment leasing portfolio consists of approximately 1,100 equipment schedules originated by Clearlink with predominantly large, investment grade lessees and is comprised mainly of information technology and technology-related equipment, including personal computers and client/server equipment that perform business-related functions such as database inquiries.
• On April 21, 2006, Fund Eleven announced the successful solicitation of consents of its members in connection with the amendments to its limited liability company agreement. Details of the amendments are more fully described in Fund Eleven’s Consent Solicitation Statement, dated March 8, 2006, which was previously sent to Fund Eleven’s members and filed with the Securities and Exchange Commission. The amendments permit Fund Eleven to increase the maximum offering amount from up to $200,000,000 to up to $375,000,000.
10% Status Report
 As of December 31, 2005, no individual asset constituted at least 10% of the aggregate purchase price of Fund Eleven’s equipment portfolio. The purchase price for each individual asset is relatively equal across the equipment portfolio. Most of the equipment was new prior to installation and Fund Eleven anticipates that all of the equipment will remain on lease during the next fiscal year.
Distribution analysis
 During the reporting period, Fund Eleven continued to make monthly distributions at a rate of 9.1% per annum. Cash for distributions was generated substantially through cash from operations. From the inception of the offering period, Fund Eleven has paid $2,556,112 in distributions representing, in the aggregate, a return of approximately 6% of each member’s initial investment. As of December 31, 2005, a $10,000 investment made at the initial closing, would have received $598 in cumulative distributions.
Fund Summary

Start of Offering Period	April 21, 2005
Offering Period End Date	April 21, 2007
Size of offering	$200,000,000
No. of Members as of 12/31/05	3,112
Outlook and Overview
 Excluding leases in the Clearlink portfolio, AeroTV is the first lease that is scheduled to expire in 2008.
 As of December 31, 2005, Fund Eleven had $71,449,920 in cash and cash equivalents on hand. The Manager anticipates that Fund Eleven will make several acquisitions in the near future. Substantially all of Fund Eleven’s cash flows are derived from income leases. On a monthly basis, Fund Eleven deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to members.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Balance Sheets
December 31,
ASSETS

	2005	2004

Cash and cash equivalents	$71,449,920	$2,000
Restricted cash	909,185	-
Investments in joint ventures	16,084,960	-
Other assets, net	3,257,636	-

Total assets	$91,701,701	$2,000

LIABILITIES AND MEMBERS’ EQUITY

Accounts payable and accrued expenses	$844,058	$-
Due to Manager	602,377	-

Total liabilities	1,446,435	-

Commitments and contingencies

Members’ equity:
Manager(one share outstanding, $1,000 per share original issue price)	(28,876)	1,000
Additional Members(107,099 and 1 shares outstanding, $1,000 per share original issue price)	90,318,028	1,000
Accumulated other comprehensive loss	(33,886)	-

Total members’ equity	90,255,266	2,000

Total liabilities and members’ equity	$91,701,701	$2,000

Additional Required Disclosure
To fulfill our promises to you we are required to make the following disclosures when applicable:
A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:
                • Visiting www.iconsecurities.com
                                or
                • Visiting www.sec.gov
                                or
                • Writing us at: PO Box 192706, San Francisco, CA 94119-2706
We do not distribute these reports to you directly in order to keep the Partnership’s costs down as mailing this report to all investors is expensive. Nevertheless the reports are immediately available on your request.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Statement of Operations
Period From May 6, 2005
(Commencement of Operations) Through December 31, 2005

Revenue:
Interest income	$761,758

Expenses:
General and administrative	77,100
Administrative expense reimbursements - Manager	1,082,658
Amortization	6,201

Total expenses	1,165,959

Net loss	$(404,201)

Net loss allocable to:
Additional Members	$(400,159)

Manager	(4,042)

$(404,201)

Weighted average number of additional member shares outstanding	58,665

Net loss per weighted average additional member share	$(6.82)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Statement of Changes in Members’ Equity
Period From May 6, 2005
(Commencement Of Operations) Through December 31, 2005

				Accumulated
	Additional			Other
	Member	Additional	Managing	Comprehensive
	Shares	Members	Member	Loss	Total

Balance, May 6, 2005	1	$1,000	$1,000	$-	$2,000
Proceeds from issuance of
additional members shares	107,099	107,098,773	-	-	107,098,773
Sales and offering expenses -		(13,824,474)	-	-	(13,824,474)
Refund of initial members share	(1)	(1,000)	-	-	(1,000)
Cash distributions to members	-	(2,556,112)	(25,834)	-	(2,581,946)
Foreign exchange translation
Adjustments in investee	-	-	-	(33,886)	(33,886)
Net loss	-	(400,159)	(4,042)	-	(404,201)

Balance, December 31, 2005	107,099	$90,318,028	$(28,876)	$(33,886)	$90,255,266

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Statement of Cash Flows
Period From May 6, 2005
(Commencement of Operations) Through December 31, 2005

Cash flows from operating activities:
Net loss	$(404,201)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization	6,201
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	8,417
Due to Manager	552,682

Net cash provided by operating activities	163,099

Cash flows from investing activities:
Investment in joint ventures	(16,091,346)
Cash paid for other assets, net	(2,424,491)

Net cash used in investing activities	(18,515,837)

Cash flows from financing activities:
Issuance of additional member shares, net of sales and offering expenses paid	93,329,994
Refunds paid to initial member	(1,000)
Financing costs paid	(37,205)
Restricted cash deposits	(909,185)
Cash distributions to members	(2,581,946)

Net cash provided by financing activities	89,800,658

Net increase in cash and cash equivalents	71,447,920
Cash and cash equivalents, beginning of the period	2,000

Cash and cash equivalents, end of the period	$71,449,920

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Transactions with Related Parties
 Fund Eleven has entered into certain agreements with the Manager and ICON Securities Corp., a wholly-owned subsidiary of the Manager, whereby Fund Eleven pays certain fees and reimbursements to those parties. The Manager is entitled to receive 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 to $100,000,000 and 1.5% of capital raised over $100,000,000. ICON Securities Corp. is entitled to a 2% underwriting fee from the gross proceeds from capital raised.
 In accordance with the terms of these agreements, Fund Eleven will pay the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Eleven or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of the equipment acquired through the operating period. In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Eleven’s operations. They include, but are not limited to, salary and related benefits for the Manager’s personnel in accounting, investor relations, legal and operations, as well as, professional fees and other costs necessary to conduct Fund Eleven’s business. These costs are charged to Fund Eleven based upon the percentage of time dedicated to Fund Eleven’s business. Excluded are the salary and related costs, travel expenses and other administrative costs incurred by the individuals with a controlling interest in the Manager.
 Fees and other expenses paid or accrued by Fund Eleven to the Manager or its affiliates were as follows:

Entity	Capacity	Description	Amount

ICON Capital Corp.	Manager	Organization and offering expenses (1)	$3,106,481

ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$2,141,975

ICON Capital Corp.	Manager	Acquisition fees (2)	$2,398,346

ICON Capital Corp.	Manager	Administrative fees (3)	$1,082,658

(1)	Amount charged directly to members’ equity
(2)	Amount capitalized and amortized to operations.
(3)	Amount is for administrative expense reimbursements and is charged to operations. Members may obtain a summary of such expenses upon request.
Conclusion
Your participation in Fund Eleven is greatly appreciated and we look forward to sharing future successes.
Sincerely,
ICON Capital Corp., Manager

Beaufort J.B. Clarke Chairman and CEO	Paul B. Weiss President